JOINT VENTURE CONTRACT

OF

ZHEJIANG TIANYUAN BIOTECH CO., LTD.

This contract has executed by the following parties on April 4, 2006 at Hangzhou City, Zhejiang Province, China:

Party A: CHINA BIOPHARMA LIMITED (hereafter as “CBL”)
Address: Scotia Centre, 4th Floor, P.O. Box 2804, George Town,
Grand Cayman, Cayman Islands
Legal Representative: Peter Wang     Title: Chairman

Party B: ZHEJIANG TIANYUAN BIOPHARMACEUTICAL CO., LTD. (hereafter as “Tianyuan Biopharmaceutical”)
Address: 56 Tianhe Lu, Yuhang Economic Development Zone,
Hangzhou, Zhejiang, 311100 China
Representative: Ding Xiaohang       Title: Chairman

1. GENERAL PROVISION

1.1. After friendly discussion in accordance with the principles of equality and mutual benefit, China Biopharma Limited. and Zhejiang Tianyuan Biopharmaceutical Co., Ltd. (hereinafter referred to as The Parties) have agreed to establish an equity joint venture (the “Joint Venture” or the “JV”) in Hangzhou, Zhejiang Province in accordance with “Law of the People's Republic of China on Joint Venture Using Chinese and Foreign Investment” and other relevant laws and regulations of China.

The Parties hereby have this contract:

2. PARTIES OF THE CONTRACT

2.1. Parties of Joint Venture as Follows:
1. CHINA BIOPHARMA LIMITED (hereafter as “CBL”)
Address: Scotia Centre, 4th Floor, P.O. Box 2804, George Town,
Grand Cayman, Cayman Islands
Legal Representative: Peter Wang         Title: Chairman

2. ZHEJIANG TIANYUAN BIOPHARMACEUTICAL CO., LTD.
Address: 56 Tianhe Lu, Yuhang Economic Development Zone,
Hangzhou, Zhejiang, 311100 China
Legal Representative: Ding Xiaohang      Title: Chairman

3. ESTABLISHMENT OF THE JOINT VENTURE COMPANY

3.1. Registered Name of Joint Venture: Zhejiang Tianyuan Biotech Co., Ltd. (hereafter, “JV”),

The legal address of the Joint Venture Company is: 56 Tianhe Lu, Yuhang Economic Development Zone, Post Code: 311100.

3.2. The form of organization of the Joint Venture Company shall be a limited liability Joint Venture Company. The parties shall share the profits, risks and losses of the Joint Venture Company in proportion to their respective contributions to their registered capital of the Joint Venture Company. The liabilities are limited to the registered capital contributed by each party.

4. PURPOSES, SCOPE AND SCALE OF OPERATION

4.1 The purpose of the parties to the Joint Venture Company is in conformity with the economical cooperation, technology exchange, and advanced management method, to focus on import biopharmaceutical technology, research and development, distribution, and services, improve the efficiency to ensure satisfactory economic returns for each party.

4.2 The business scope of the Joint Venture Company is to develop, produce, sell, and service of biopharmaceutical products.

5. TOTAL INVESTMENTS AND REGISTERED CAPITAL

5.1 The total amount of investment of the Joint Venture Company is 12,000,000 U. S. Dollars.

5.2 The registered capital for the Joint Venture Company is 6,000, 000 U.S. Dollars. The capital structure as follows:

Shareholder Name	Investment	Ownership
China Biopharma Limited	3,900,000	65%
Tianyuan Biopharmaceutical	2,100,000	35%

5.3 Both parties shall contribute the capital as follows:

Party A shall contribute the capital in cash of U. S. Dollars.

Party B shall contribute the capital in RMB equivalent to 2,100,000 U. S. Dollars. [The exchange rate shall be the foreign exchange price publicized by The People’s Bank of China as of the date of payment].

5.4 The registered capital for Joint Venture Company shall be invested by Party A and Party B 90 days after the date of issuance of the Joint Venture Company business license.

5.5 A party may transfer all or part of their contribution to any third party only with the consent of the other party and the approval of the original approval authority. If one party transfers all or part of equity, the other party has the right of first refusal.

6. RESPONSIBILITIES OF THE PARTIES

6.1. The both parties shall have the following responsibilities:

Responsibilities of Tianyuan Biopharmaceutical

Applying to relevant authorities of China for approval, registration, permission, business license, bank account and other matters concerning the establishment of the Joint Venture Company;

Submit the applications to obtain the land usage right from relevant government agencies, or lease necessary operational facility of JV;

Contribute to the registered capital of the Joint Venture Company according to article 5 hereof;

Assist in purchasing machines, materials, resources, office supplies, transportation and communication facilities for the Joint Venture Company;

Assist in the implementation of associated water, electricity, transportation, manufacturing plant construction, and other infrastructure project of the Joint Venture Company;

Assist in recruiting local Chinese business managers, technicians, workers and other staff;

Handle other matters delegated by the Joint Venture Company.

Responsibilities of China Biopharma

Make its contribution to the registered capital of the Joint Venture Company according to article 5 hereof;

Handle other matters delegated by the Joint Venture Company.

7. SALSE OF PRODUCTS

7.1 The products of JV should be sold in domestic and international market.

7.2 JV has right to decide on its product what percentage of sales should be on domestic or international market, or it shall use distributor to sell its products.

8. THE BOARD OF DIRECTORS

8.1 The board shall be formed on the Business License Issuance Date.

8.2 The board shall consist of five directors, three of directors shall be appointed by Party A and two of directors shall be appointed by Party B. The Chairman of the Board shall be appointed by Party A and the Vice Chairman shall be appointed by Party B. And both the Chairman and Vice Chairman shall be appointed for a term of three years and may serve consecutive terms if reappointed by the Party originally appointing them.

8.3 The board of directors shall be the highest authority of the Joint Venture Company, deciding all the major issues, the duties of which are as follows:

8.3.1 Amendment of Article of Association and JV contract;

8.3.2 Stop, terminate, and extend the term of Joint Venture Company;

8.3.3 Increase or transfer of its registered capital of Joint Venture Company;

8.3.4 The merger of Joint Venture Company with other organizations;

8.3.5 Collateral of the asset of Joint Venture Company;

8.3.6 Any other matters which agreed by both parties and require the decision of board of directors;

Other matters shall approve by majority of board of directors and stated in the Article of Association of Joint Venture Company.

8.4 Chairman of the JV is the authorized legal representative of JV. Represent the JV to sign all the document of the Board. In the case of the Chairman of the Board would not be able to perform the duty, the Chairman can delegate other board member to act as Chairman of the Board.

8.5 The Board Meeting shall be held at least once a year and generally shall be held at the Joint Venture Company. The chairman shall chair the Meeting. An interim Board Meeting shall be scheduled upon the request of over 1/3 of the total number of directors.

8.6 The meeting notice shall include meeting time, location, and agenda. It should be distributed to all directors 10 days in advance. The Meeting minutes should be kept in record.

8.7 The annual board meeting and interim board meeting shall have the entire directors presented. Every director shall have a vote.

8.8 Both parties shall make sure its director presented on the annual board meeting and interim board meeting. In the case a director could not able to attend the meetings, the director should send his or her representative with written delegation document to attend the meetings.

9. THE SUPERVISORY BOARD

9.1 The JV does not establish a supervisory board. It has one supervisor, elected by the stockholders for a term of three years and may serve consecutive terms if reelected.

9.2 The supervisor shall exercise his/her rights and responsibilities as follows:

9.2.1 Inspect the JV’s financial information;

9.2.2 Supervise the action of directors and executive officers in performing their duties, and propose recalling any directors or executive officers from office in case they are in breach of laws, regulations, company articles or resolutions of stockholders’ meetings, etc.

9.2.3 Request directors or executive officers to correct their actions which have or will do harm to the benefit of the JV;

9.2.4 Request to or propose holding interim stockholders’ meeting, and shall call for and chair the stockholders’ meeting if and when the Board of Directors fails to do so to fulfill their duties hereunder;

9.2.5 Submit proposals to the Stockholders’ Meeting;

9.2.6 Bring lawsuit against the JV’s directors and executive officers pursuant to Clause 152 under the “Corporation Law”;

The Supervisor may attend Board Meetings as a non-voting delegate.

10. BUSINESS MANAGEMENT STRUCTURE

10.1 The Joint Venture Company establishes a management structure that shall be responsible for the daily operations and management of the Joint Venture Company. The management structure shall have one General Manager and Deputy General Manager as needed. The General Manager is appointed by the Board of Directors. Term of general manager is three years and may be reappointed by the Board of Directors.

10.2 The responsibility of the General Manger shall be to carry out resolutions of the Board of Directors and to organize and conduct the daily operations and management of the Joint Venture Company.

The General Manager shall establish some departments. The department managers shall report to the General Manger and Vice General Manger and will perform the duties assigned to them. The appointing controller should have the consent of Party B.

10.3 The Chairman and directors can be appointed by the board to take the positions as General Manager or other high level managers.

10.4 When General Manager or Deputy General Manager submit their resignation, they should submit written resignation in advance. The General Manager may be dismissed by the Board of Directors at any time for abuse of power, seeking personal interests, or serious negligent of duty.

10.5 To support the sales and distribution in China or abroad, with approvals from relevant government agency, JV shall open its subsidiaries in China or abroad.

11. PURCHASE OF ASSETS

11.1 Provided that all conditions being equal, the Joint Venture Company shall purchase its raw materials, accessories, transportation tools and office supplies in China.

12. LABOR MANAGEMENT

12.1 Matters relating to the recruitment, employment, dismissal, resignation, wages, employee’s insurance, welfare, and rewards and punishments of the employees of the Joint Venture Company shall be stipulated by the labor contract which is executed by the Joint Venture Company and its labor union collectively or the employees individually in accordance with Joint Venture Labor Management Regulation and its practical regulations. The plan of such matters shall be discussed and formulated by the Board.

Labor contracts shall be filed to local labor management authority after they are signed.

12.2 The Board of Directors shall determine the compensation, benefits package, and business trip allowances of senior officers.

13. TAXES, ACCOUNTING, AND AUDIT

13.1 The Joint Venture Company shall pay taxes in accordance with relevant Chinese laws and regulations. The employees of the Joint Venture Company shall pay their individual income tax and individual income adjustment tax in accordance with Individual Income Tax Law.

13.2 The Joint Venture Company shall set aside for reserve funds, expansion funds of the Joint Venture Company, and the bonus and welfare fund for the workers and the staff, the proportion of which shall be determined by the Board according to the Joint Venture Company operation under Joint Venture Law of China.

13.3 The Joint Venture Company’s accounting year shall begin on January 1st and end on December 31st each year, and all vouchers, accounting books, accounting statements and reports of Joint Venture Company shall be written in both Chinese and English.

13.4 The Joint Venture Company shall engage auditors registered in China to audit the annual financial report and the result shall be submitted to the Board of Directors and the General Manager.

If a party requires engaging other auditors to audit the annual financial report, the Joint Venture Company shall support the request. The demand party shall pay all of the expenses incurred by the additional audit.

13.5 In the first three months of every fiscal year, the previous year’s balance sheet, profit and loss statement, and proposal regarding the distribution of profits which is prepared by the General Manager shall be submitted to the Board Meeting for review.

The controller of JV should submit monthly financial statement to both parties.

13.6 All the foreign currency related matter should be conducted accordance with Foreign Currency Management Regulation of China.

14. JOINT VENTURE TERM

14.1 The term of Joint Venture Company is thirty years. The establishment of Joint Venture Company shall start from the date on which the business license of Joint Venture Company is issued.

An application for the extension of the term, proposed by a party and unanimously approved by the board of directors, shall be submitted to the original approval authority 180 days prior to the expiry date of the Joint Venture Company.

15. DISPOSAL OF PROPERTY

15.1 After the expiration of the Term or termination prior to the expiration of the Term, the Joint Venture Company shall liquidate its assets in accordance with relevant laws. The assets after liquidation shall be distributed according to the proportion invested by each party.

16. THE AMENDMENT, MODIFACATION AND DISSOLUTION OF THE CONTRACT

16.1 This contract and annexes shall be changed and thereafter be valid only by a written instrument executed by the Parties, and, upon approval by the original Approval Authority.

16.2 On failure to fulfill the terms of this contract due to Force Majeure or failure of operation after consecutive operating losses, this contract shall be terminated and dissolved prior to the expiration of the Term according to the resolution of the Board Meeting and approval by the original Approval Authority.

16.3 If one Party fails to fulfill the obligations of this Contract or Articles of Association, or materially violates the Contract or Articles of Association in a way which renders the Joint Venture Company inoperable or unable to operate towards the Joint Venture Company objectives listed in the Contract or Articles of Association, it may deemed that the breaching Party has terminated the Contract unilaterally. The non-breaching Party shall have the right to claim the compensation from the breaching party for any incurred losses and to terminate the Contract or enter into agreements with other parties approved by the relevant Approval Authority according to the Contract. If both Parties agree to continue to operate, the breaching Party should compensate the Joint Venture Company for losses resulting from its breach of contract.

17. LIABILITIES FOR BREACH OF CONTRACT

17.1 If any Party fails to make its registered capital contributions according to the provisions of Article 5 of this contract, the breaching Party shall make a monthly payment of a breach of contract penalty to the non-breaching Party which is equal to one percent (1%) of the contribution in arrears commencing from the first month of arrears,. If a contribution is in arrears for 3 months, the non-breaching Party shall have the right to terminate the contract in accordance with Article 43 of this contract, to claim compensation from the breaching party for the losses as allowed by relevant laws, and the breaching Party shall make a payment of a breach of contract penalty to the non-breaching Party equal to three percent (3%) of the contribution in arrears.

17.2 If a breach in contract by one party causes the contract or the Annexes hereto to be unable to be performed or performed incompletely, the breaching party shall bear liabilities for breaching the contract. If both Party breach the contract, each Party shall respectively bear its share of the liability for breaching the contract according to the realities of the situation.

18. FORCE MAJEURE

18.1 Upon occurrence of any Force Majeure events such as earthquakes, typhoons, flood, fire, war and other events which are unforeseen, unavoidable and insurmountable and whose consequences affect the performance of the Contract or other terms that is agreed upon, the Party affected shall promptly notify the other party electronically within 15 days, provide details of the event, together with a valid certifying documents evidencing the reasons for which the Contract cannot be performed or cannot be performed in part or for which performance needs to be delayed. Such certifying document shall be provided by the local notary office where the Force Majeure event occurred. In accordance with the degree of impact of the event on the performance of the Contract, the Parties shall discuss and decide whether there is to be full or partial exemption from responsibility for performing the Contract, or whether the performance of the Contract is to be delayed.

19. APPLICABLE LAWS

The execution, validity, interpretation and implementation of this Contract shall be governed by the laws of the People's Republic of China.

20. SETTLEMENT OF DISPUTES

20.1 Should there be any dispute in connection with this Contract, both Parties shall intend to resolve the dispute through friendly consultations; In case no settlement can be reached, the dispute shall be submitted to the China International Economy and Trade Arbitration Commission for arbitration, and the commission shall arbitrate the dispute according to its procedure. The arbitration award is final and binding upon all Parties.

20.2 In the process of arbitration, the Parties shall continue to performance the Contract except in respect of those matters under dispute.

21. LANGUAGE

21.1 This Contract is written in Chinese and English, both languages have equal effectiveness. When a language has different interpretation then Chinese should take lead.

22. EFFECTIVENESS AND MISCELLANEOUS

22.1 This Contract shall become effective after being approved by the Ministry of Commerce of the People’s Republic of China or its authorized agency.

22.2 Any notices dealing with any Party’s rights or obligations provided for in this Contract by either Party to another, should be made by written letter.

22.3 This Contract should have five copies, each party has one copy, and other copies will submitted to different government agencies for application, file, and record.

Party A: China Biopharma Limited

Legal Representative:  Peter Wang

Signature:

Party B: Zhejiang Tianyuan Biopharmaceutical Co., Ltd.

Legal Representative:  Ding Xiaohang

Signature: